A-3.6.1
M-3.7.1
As filed with the Securities and Exchange Commission on December 6, 2018

Registration Nos. 333-213335, 333-213335-03,
333-213335-04, 333-213335-05, 333-213335-06,
333-213335-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
ENTERGY ARKANSAS, LLC
(a Texas limited liability company),
as successor to Entergy Utility Property, Inc. (formerly
known as Entergy Arkansas, Inc.)
425 West Capitol Avenue
Little Rock, Arkansas 72201
Telephone (501) 377-4000
83-1918668

Former name and address:
Entergy Utility Property, Inc. (formerly known as
Entergy Arkansas, Inc.)
(a Texas corporation),
425 West Capitol Avenue
Little Rock, Arkansas 72201
Telephone (501) 377-4000
71-0005900

ENTERGY MISSISSIPPI, LLC
(a Texas limited liability company),
as successor to Entergy Utility Enterprises, Inc. (formerly Entergy Mississippi, Inc.)
308 East Pearl Street
Jackson, Mississippi 39201
Telephone (601) 368-5000
83-1950019

ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	ENTERGY TEXAS, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 981-2000 61-1435798
ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469649	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777
_____________________

MARK G. OTTS, ESQ.	ALYSON M. MOUNT	JOHN T. HOOD, ESQ.
Assistant General Counsel--Corporate and Securities	Senior Vice President and Chief Accounting Officer	KIMBERLY M. REISLER, ESQ. Morgan, Lewis & Bockius LLP
Entergy Services, LLC	Entergy Corporation	101 Park Avenue
639 Loyola Avenue	639 Loyola Avenue	New York, New York 10178
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	(212) 309-2000
(504) 576-5228	(504) 576-5035
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company	Emerging Growth Company
Entergy Corporation	✓
Entergy Arkansas, LLC			✓
Entergy Louisiana, LLC			✓
Entergy Mississippi, LLC			✓
Entergy Texas, Inc.			✓
System Energy Resources, Inc.			✓

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered Proposed maximum offering price per security Proposed maximum aggregate offering price Amount of registration fee
Entergy Corporation	(1)
Common Stock, $0.01 par value Senior Notes Junior Subordinated Debentures
Entergy Arkansas, LLC
First Mortgage Bonds
Entergy Louisiana, LLC
Collateral Trust Mortgage Bonds
Entergy Louisiana, LLC
First Mortgage Bonds
Entergy Mississippi, LLC
First Mortgage Bonds
Entergy Texas, Inc.
First Mortgage Bonds
System Energy Resources, Inc.
First Mortgage Bonds
(1)An indeterminate aggregate offering price of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrants are deferring payment of all of the registration fee and will pay “pay as you go registration fees.”

EXPLANATORY NOTE
This Post-Effective Amendment No. 4 (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File Nos. 333-213335, 333-213335-03, 333-213335-04, 333-213335-05 and 333-213335-06) (as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2, Post-Effective Amendment No. 3 and this Post-Effective Amendment, the “Registration Statement”) initially filed on August 26, 2016, later amended by Post-Effective Amendment No. 1 filed on February 15, 2017, by Post-Effective Amendment No. 2 filed on February 22, 2018, and by Post-Effective Amendment No. 3 filed on May 4, 2018, each immediately declared effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”), in each case, by Entergy Corporation, a Delaware corporation (“Entergy”), Entergy Utility Property, Inc. (formerly known as Entergy Arkansas, Inc.), a Texas corporation and a wholly-owned subsidiary of Entergy (“EAI”), Entergy Louisiana, LLC, a Texas limited liability company and a majority-owned subsidiary of Entergy (“ELL”), Entergy Texas, Inc., a Texas corporation and a wholly-owned subsidiary of Entergy (“ETI”), and System Energy Resources, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“SERI”), is being filed solely to (i) update the Registration Statement with respect to EAI and its successor and file a prospectus with respect to the securities to be issued from time to time by EAL (as defined below) and (ii) add Entergy Mississippi, LLC, a Texas limited liability company and majority-owned subsidiary of Entergy (“EML”), as an additional registrant, and file a prospectus with respect to the securities to be issued from time to time by EML.
Entergy Arkansas Internal Restructuring:
On November 30, 2018, EAI undertook a restructuring which resulted in the transfer of substantially all of the assets and operations of EAI to a new entity, which is now owned by an existing Entergy subsidiary holding company (the “Entergy Arkansas Internal Restructuring”).

In order to effect the Entergy Arkansas Internal Restructuring, under the Texas Business Organizations Code (the “TXBOC”), EAI allocated substantially all of its assets to a new subsidiary, Entergy Arkansas Power, LLC, a Texas limited liability company (“EAL”), and EAL assumed substantially all of the liabilities of EAI, in a transaction regarded as a merger under the TXBOC. EAI remained in existence and contributed the membership interests in EAL to an affiliate, Entergy Utility Holding Company, LLC, all of the common membership interests of which are owned directly or indirectly by Entergy. Thereafter, on December 1, 2018, EAI changed its name from

“Entergy Arkansas, Inc.” to “Entergy Utility Property, Inc.” and EAL changed its name from “Entergy Arkansas Power, LLC” to “Entergy Arkansas, LLC.”

With the completion of the Entergy Arkansas Internal Restructuring, EAL holds substantially all of the assets, and has assumed substantially all of the liabilities, of EAI. EAL is a majority-owned subsidiary of Entergy.

On December 3, 2018, EAI and EAL filed a Current Report on Form 8-K for the purpose of establishing EAL as the successor issuer to EAI pursuant to Rules 12g-3(a) and 15d-5(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose events required to be disclosed on Form 8-K with respect to EAI and EAL relating to the Entergy Arkansas Internal Restructuring. Pursuant to Rule 12g-3(a) under the Exchange Act, the series of outstanding debt securities that EAI had registered under Section 12(b) of the Exchange Act and listed on the New York Stock Exchange are deemed registered by EAL under Section 12(b) of the Exchange Act, and EAL is subject to the reporting and other applicable requirements of the Exchange Act.

In accordance with Rule 414(d) under the Securities Act, except as modified by this Post-Effective Amendment, EAL, now as successor issuer to EAI, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

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This Post-Effective Amendment contains two forms of prospectuses, the first of which is to be used in connection with offerings of the securities referenced in clause (1) below, and the second of which is to be used in connection with offerings of the securities referenced in clause (2) below:
(1) the first mortgage bonds of EAL registered pursuant to this Registration Statement; and

(2) the first mortgage bonds of EML registered pursuant to this Registration Statement.
No changes are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by Entergy, ELL, ETI and SERI, each of which remains a part of the Registration Statement. Accordingly, such existing prospectuses are not included in this Post-Effective Amendment. Pursuant to Rule 462(e) under the Securities Act, this Post-Effective Amendment shall become immediately effective upon filing with the Commission.
Each offering of securities made by Entergy, EAL, ELL, EML, ETI and SERI under this Registration Statement will be made pursuant to the applicable prospectus for such registrant, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.
This Registration Statement is separately filed by Entergy, EAL, ELL, EML, ETI and SERI on a combined basis. As to each registrant, this Registration Statement consists solely of the prospectus(es) of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of this Registration Statement relating to such registrant.

PROSPECTUS

FIRST MORTGAGE BONDS

ENTERGY ARKANSAS, LLC
425 West Capitol Avenue
Little Rock, Arkansas 72201
(501) 377-4000
We -

◦	may periodically offer our first mortgage bonds in one or more series; and

◦	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -

◦	will be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our property; and

◦	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -

◦	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is December 6, 2018.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY ARKANSAS, LLC
We are a limited liability company organized under the laws of the State of Texas and, as of November 30, 2018, the successor by merger to the regulated utility operations of Entergy Arkansas, Inc. (“EAI”), a public utility company providing services to customers in the State of Arkansas. We are the successor issuer to EAI pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 414 under the Securities Act. Our principal executive offices are located at 425 West Capitol Avenue, Little Rock, Arkansas 72201. Our telephone number is 1-501-377-4000. We are an electric public utility company providing service to approximately 709,000 customers in the State of Arkansas. We also provide retail electric service to a small number of customers in Tennessee.
All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company all of whose common membership interests are owned directly or indirectly by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”).
We are subject to regulation by the Arkansas Public Service Commission and the Tennessee Regulatory Authority as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov).
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.	our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”);

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018; and

3.	our Current Reports on Form 8-K filed with the SEC on May 11, 2018, June 22, 2018, November 20, 2018 and December 3, 2018.
You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Arkansas, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.

USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of October 1, 1944, with Deutsche Bank Trust Company Americas, successor corporate trustee, and, as to property in Missouri, The Bank of New York Mellon Trust Company, N.A., successor co-trustee, and together referred to in this prospectus as “trustees.” This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
General
The mortgage permits us to issue first mortgage bonds from time to time subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;

9.	the applicability of the dividend covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms of the series not inconsistent with the provisions of the mortgage.
As of September 30, 2018, we had approximately $2,856 million principal amount of first mortgage bonds outstanding.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the corporate trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund requirements.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series are to be redeemed, the corporate trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the corporate trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the corporate trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any.

If the corporate trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Form and Exchange
The New Bonds will be fully-registered bonds without coupons. See “-Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond:
1.     during the 10 days before an interest payment date,
2.     during the 10 days before giving any notice of redemption, or
3.     selected for redemption.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably, by the lien of the mortgage, which constitutes a first mortgage lien on substantially all of our property (the “mortgaged property”) subject to bankruptcy law and to:

1.	leases of minor portions of our mortgaged property to others for uses which do not interfere with our business;

2.	leases of certain of our mortgaged property not used in our business; and

3.	excepted encumbrances (as defined below).
There is excepted from the lien certain of our property, including:

1.	cash and securities;

2.	certain equipment, materials and supplies;

3.	automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties;

4.	receivables, contracts, leases and operating agreements; and

5.	certain unimproved lands sold or to be sold.

The “excepted encumbrances” mean the following:

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and prepaid liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•	liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
The mortgage contains provisions that impose the lien of the mortgage on property that we acquire after the date of the mortgage, other than the excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or convey or transfer all or substantially all of our mortgaged property to, a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the mortgaged property it acquires from us and improvements, replacements and additions to such property.
The mortgage also provides that the trustees shall have a lien upon the mortgaged property to ensure the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.
The mortgage also contains restrictions on the issuance of debt secured by a prior lien on the mortgaged property (“qualified lien bonds”).
Issuance of Additional First Mortgage Bonds
The maximum principal amount of first mortgage bonds that may be issued under the mortgage is limited to $100 billion at any time outstanding under the mortgage, subject to property additions and other limitations of the mortgage. First mortgage bonds of any series may be issued from time to time on the basis of:

1.	60% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;

2.	retirements of first mortgage bonds or qualified lien bonds; or

3.	deposit of cash with the corporate trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after June 30, 1944. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions.

As of September 30, 2018, we had approximately $807 million of available property additions, entitling us to issue approximately $484 million principal amount of first mortgage bonds on the basis of property additions, and we could have issued approximately $1,152 million principal amount of first mortgage bonds on the basis of retired first mortgage bonds. Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing bonds with the proceeds of the New Bonds.

There is no “earnings” or similar test required under the mortgage as a condition to the issuance of first mortgage bonds under the mortgage.

We have the right to amend the mortgage at any time without the consent or other action of the holders of any of the first mortgage bonds to permit the issuance of first mortgage bonds on the basis of 80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements.

We have the right to amend the mortgage at any time without any consent or other action of the holders of any of the first mortgage bonds to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions.

Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.

Release and Substitution of Property
We may release property from the lien of the mortgage on the bases of:

1.	the deposit of cash or, to a limited extent, purchase money mortgages;

2.	property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and

3.
(i) the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first bonds; in each case with the entitlement being waived by operation of the release.

We can withdraw cash upon the bases stated in clause (2) and/or (3) above. Should we amend the mortgage as described under “ - Issuance of Additional First Mortgage Bonds” above to permit the issuance of first mortgage bonds on the basis of an increased percentage of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements, the ratio specified in clause (3)(ii) above would change the reciprocal of such increased percentage.
The mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds. We may also release unfunded property if after such release at least one dollar in unfunded property remains subject to the lien of the mortgage. We have the right to amend the mortgage at any time without the consent or other action of the holders of any of the first mortgage bonds to modify the definition of “Funded Property” in the mortgage to mean property specified by us with a fair value determined by an independent expert not less than 10/8ths of the sum of the amount of the outstanding first mortgage bonds and retired first mortgage bonds.
We may, without any release or consent by the corporate trustee,

•
grant, free from the lien of the mortgage, easements, ground leases or rights-of-way in, upon, over and/or across our property for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines and similar purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment, but only if such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by us, and

•	cancel or make changes or alterations in or substitutions for any and all easements, servitudes and similar rights and/or interests.
Modification
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustees may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series of first mortgage bonds, or to surrender any right or power conferred upon us;

•	to add additional events of default under the mortgage for all or any series of first mortgage bonds;

•	to correct or amplify the description of the mortgaged property or to subject additional property to the lien of the mortgage;

•
to change, eliminate or add any provision to the mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;

•	to provide for the procedures required for use of a noncertificated system of registration for the first mortgage bonds of all or any series;

•
to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served; or

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.

Modification Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:

•
extend the maturity of the principal of, or interest on, any first mortgage bond, or reduce the principal amount of any first mortgage bond or its rate of interest or modify the terms of payment of such principal or interest;

•
create any lien ranking prior to or on a parity with the lien of the mortgage with respect to the mortgaged property, or deprive any non-assenting holder of a first mortgage bond of a lien on the mortgaged property for the security of such holder’s first mortgage bonds (subject only to excepted encumbrances); or

•	reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification.
The mortgage provides that first mortgage bonds owned by us, for our benefit or by any entity of which we own 25% or more of the outstanding voting stock shall not be deemed outstanding for the purpose of certain votes, consents or quorums; provided that first mortgage bonds which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the corporate trustee its right to vote or give consents with respect to such first mortgage bonds and such pledgee is not us or an entity of which we own 25% or more of the outstanding voting stock.
Any request, consent or vote of the owner of any first mortgage bond will bind every future holder and owner of that first mortgage bond and the holder and owner of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond.
Defaults
Defaults under the mortgage include:

1.	failure to pay the principal of any first mortgage bond when due and payable;

2.
failure to pay interest on any first mortgage bond or any installments of any fund required to be applied to the purchase or redemption of any first mortgage bond for a period of 60 days after the same shall have become due and payable;

3.	failure to pay interest upon or principal of any qualified lien bonds beyond any applicable grace period;

4.	certain events of bankruptcy, insolvency or reorganization; and

5.
the expiration of 90 days after the mailing by the corporate trustee to us of a written demand, or by holders of 15% in principal amount of the first mortgage bonds at the time outstanding under the mortgage to us and to the corporate trustee of a written demand, that we perform a specified covenant or agreement contained in the mortgage, which specified covenant or agreement we have failed to perform prior to such mailing, unless during such period we shall have performed such specified covenant or agreement. The corporate trustee may, and, if requested to do so in writing by the holders of a majority in principal amount of the first mortgage bonds then outstanding, shall, make such demand.

The trustees may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if they in good faith determine it is in the interests of the holders of the first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs, then the corporate trustee, by written notice to us, or the holders of at least 25% in principal amount of the outstanding first mortgage bonds, by written notice to us and the corporate trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to us and the trustees, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the corporate trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding first mortgage bonds;

(2)	the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful, at the rate of 6% per annum; and

(4)	all amounts due to the trustees under the mortgage.

Trustees’ Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustees shall be entitled to the appointment of a receiver for the mortgaged property, and are entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustees or exercising any trust or power conferred on the trustees. The trustees are not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the corporate trustee determines in good faith would involve the trustees in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. The trustees are not required to risk their funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•	the holder has previously given to the trustees written notice of a default under the mortgage;

•
the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustees and have offered the trustees reasonable opportunity and indemnity satisfactory to the trustees to institute proceedings; and

•	the trustees have failed to institute any proceeding for 60 days after notice;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
We have reserved the right to amend the mortgage, without any consent or other action by the holders of any first mortgage bonds created on or after May 1, 2018, to revise the limitations described in the first sentence of the immediately preceding paragraph to apply to any proceeding or remedy under or with respect to the mortgage or the first mortgage bonds.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the corporate trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge of Mortgage
The mortgage may be satisfied and discharged if and when we provide for the payment of all of the first mortgage bonds and all other sums due under the mortgage.

Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:

•
(a) the surviving or successor entity to such merger or consolidation has authority to carry on the electric, gas, steam or hot water business, or (b) the successor entity which acquires by conveyance or transfer or which leases our mortgaged property as, or substantially as, an entirety, is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;

•
such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustees and the holders of first mortgage bonds;

•	the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage; and

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustees and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.

In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge.
The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
The mortgage provides that a statutory merger in which a company’s assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of mortgaged property subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all or substantially all of the mortgaged property is allocated to one or more other entities.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after on or after May 1, 2018, to provide as follows:

(1)
that any conveyance, transfer or lease of any of our properties where we retain mortgaged property with a fair value in excess of 167% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a purchase money lien that ranks equally with, or senior to, the first mortgage bonds with respect to the mortgaged property, shall not be deemed to be a conveyance, transfer or lease of all or substantially all of our mortgaged property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select; and

(2)
that, in the case of a consolidation or merger after the consummation of which we would be the surviving or resulting entity, unless we otherwise provide in a supplemental indenture to the mortgage, the lien of the mortgage will generally not cover any of the properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to those properties.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, without any other or further action by any holder of such New Bonds, and (b) designate the corporate trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Corporate Trustee
The corporate trustee is Deutsche Bank Trust Company Americas. In addition to acting as corporate trustee, Deutsche Bank Trust Company Americas and its affiliate, Deutsche Bank AG New York Branch, also act, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain credit and liquidity facilities and conduct other banking transactions with the corporate trustee and its affiliates in the ordinary course of our respective businesses.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created on or after May 1, 2018, to provide that so long as no event of default or event that, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustees a board resolution appointing a successor for any trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the applicable trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage.
Information about the Co-Trustee
The co-trustee is The Bank of New York Mellon Trust Company, N.A. In addition to acting as co-trustee, The Bank of New York Mellon Trust Company, N.A. and its affiliate, The Bank of New York Mellon, also act, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the co-trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book‑entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the corporate trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book‑entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly‑owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book‑entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book‑entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;

•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book‑entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the 2017 Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, Friday, Eldredge & Clark, LLP, Little Rock, Arkansas, as to matters of Arkansas law, and Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Friday, Eldredge & Clark, LLP, as to matters of Arkansas law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP, as to matters of Texas law relevant to its opinion.

PROSPECTUS

FIRST MORTGAGE BONDS
ENTERGY MISSISSIPPI, LLC
308 East Pearl Street
Jackson, Mississippi 39201
(601) 368-5000

We -

◦	may periodically offer our first mortgage bonds in one or more series; and

◦	will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -

◦	will be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our property; and

◦	will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -

◦	will receive interest payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 2.             _________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is December 6, 2018.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY MISSISSIPPI, LLC
We are a limited liability company organized under the laws of the State of Texas and, as of November 30, 2018, the successor by merger to the regulated utility operations of Entergy Mississippi, Inc. (“EMI”), a public utility company providing services to customers in the State of Mississippi. We are the successor issuer to EMI pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934 (the “Exchange Act”). Our principal executive offices are located at 308 East Pearl Street, Jackson, Mississippi 39201. Our telephone number is 1-601-368-5000. We are an electric public utility company providing service to customers in the State of Mississippi since 1923. We currently serve approximately 449,000 customers in the State of Mississippi.
All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company all of whose common membership interests are owned directly or indirectly by Entergy Corporation. The other major public utilities owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station (“Grand Gulf”).
We are subject to regulation by the Mississippi Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at (http://www.sec.gov).

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1. our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”);
2. our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018; and
3. our Current Reports on Form 8-K filed with the SEC on March 23, 2018, June 22, 2018, November 21, 2018 and December 3, 2018.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http:// www.entergy.com, or by writing or calling us at the following address:

Ms. Dawn A. Balash
Assistant Secretary
Entergy Mississippi, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755

You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.

USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of February 1, 1988, with The Bank of New York Mellon, successor trustee (the “trustee”). This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
The statements in this prospectus and any accompanying prospectus supplement concerning the New Bonds and the mortgage are not comprehensive and are subject to the detailed provisions of the mortgage. The mortgage and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. The mortgage has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Bonds. Wherever particular provisions or defined terms in the mortgage are referred to under this heading “Description of the New Bonds,” those provisions or defined terms are incorporated by reference in this prospectus.
General
The mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under “-Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without the consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “-Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:

1.	the designation, or name, of the series of New Bonds;

2.	the aggregate principal amount of the series;

3.	the offering price of the series;

4.	the date on which the series will mature;

5.	the rate or method for determining the rate at which the series will bear interest;

6.	the date from which interest on the series accrues;

7.	the dates on which interest on the series will be payable;

8.	the prices and other terms and conditions upon which we may redeem the series prior to maturity;

9.	the applicability of the dividend covenant described below to the series;

10.	the terms of an insurance policy, if any, that will be provided for the payment of principal of and/or interest on the series;

11.	the rights, if any, of a holder to elect repayment; and

12.	any other terms or provisions relating to that series that are not inconsistent with the provisions of the mortgage.
As of September 30, 2018, we had approximately $1,285 million principal amount of first mortgage bonds outstanding.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “-Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Redemption and Retirement
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Bonds of any series are to be redeemed, the trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Bonds will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon presentation and surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Form and Exchange
The New Bonds will be fully-registered bonds without coupons. See “-Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds.

However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond

1.	during the 15 days before an interest payment date (unless such New Bond has a record date for the payment of interest),

2.	during the 15 days before giving any notice of redemption, or

3.	selected for redemption.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured by the mortgage. The mortgage constitutes a first mortgage lien on substantially all of our property (the “mortgaged property”) subject to bankruptcy law and:

1.	minor defects and encumbrances customarily found in similar properties that do not materially impair the use of the mortgaged property in the conduct of our business;

2.	other liens, defects and encumbrances, if any, existing or created at the time of our acquisition of the mortgaged property; and

3.	excepted encumbrances.
The mortgage does not create a lien on the following “excepted property”:

1.	cash and securities;

2.	all merchandise, equipment, apparatus, materials or supplies held for sale or other disposition in the usual course of business or consumable during use;

3.	automobiles, vehicles and aircraft, timber, minerals, mineral rights and royalties; and

4.	accounts receivable, contracts, leases and operating agreements.
The mortgage contains provisions that impose the lien of the mortgage on property we acquire after the date of the mortgage, other than the excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or convey or transfer all or substantially all of our mortgaged property to, another entity, the lien created by the mortgage will generally not cover the property of the successor company, other than the mortgaged property it acquires from us and improvements, replacements and additions to such property.
The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after April 30, 2016, to revise the definition of “excepted encumbrances” to mean the following:

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and prepaid liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•	liens to secure public or statutory obligations;

•	rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
Issuance of Additional First Mortgage Bonds
Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that we can issue under the mortgage is unlimited. First mortgage bonds of any series may be issued from time to time on the basis of:

1.	70% of property additions after adjustments to offset retirements;

2.	retirements of first mortgage bonds; or

3.	deposit of cash with the trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1987. Securities, automobiles, vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions. Deposited cash may be withdrawn upon the bases stated in clause (1) or (2) above.
As of September 30, 2018, we could have issued approximately $984 million principal amount of first mortgage bonds on the basis of retired first mortgage bonds, and we had approximately $531 million of unfunded property additions, entitling us to issue approximately $372 million principal amount of first mortgage bonds on the basis of property additions. Such amounts will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
The mortgage contains restrictions on the issuance of first mortgage bonds against property subject to liens.
There is no “earnings” or similar test required under the mortgage as a condition to the issuance of first mortgage bonds under the mortgage.

Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly leveraged transaction involving us.
Release and Substitution of Property
Property may be released from the lien of the mortgage on the following bases:
    1.    the deposit with the trustee of cash or purchase money mortgages;
2.    the lower of cost or fair value to us of unfunded property additions designated by us, after adjustments in certain cases to offset retirements and after making adjustments for certain prior lien bonds, if any, outstanding against property additions; or
    3.    an amount equal to the principal amount of the retired first mortgage bonds that we elect to use as the basis for such release times the reciprocal of the bonding ratio in effect at the time such retired first mortgage bonds were originally issued.
Property owned by us on December 31, 1987, may be released from the lien of the mortgage at its depreciated book value on December 31, 1987; all other property may be released at its cost, as defined in the mortgage. Unfunded property may also be released without complying with clauses (1), (2) or (3) above if, after its release, we would have at least one dollar of unfunded property that remains subject to the lien of the mortgage.
We can withdraw cash upon the bases stated in clauses (2) and/or (3) above.
Generally, “funded property” under the mortgage means all mortgaged property owned by us on December 31, 1987, and all property additions used as the basis for the issuance of first mortgage bonds, the release of mortgaged property or the withdrawal of cash held by the trustee. We may at any time, without further consent of any holders of first mortgage bonds, change the definition of “funded property” to mean any mortgaged property specified by us with a fair value, to be determined by an independent expert, of not less than 10/7ths of the sum of the amount of the outstanding first mortgage bonds and retired bond credits, together with all property additions thereafter used as the basis for the issuance of first mortgage bonds, the release of mortgaged property or the withdrawal of cash held by the trustee.
We may, without any release or consent by the trustee, cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests.
Modification
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of first mortgage bonds, or to surrender any right or power conferred upon us;

•	to cure any ambiguity in the mortgage or any supplemental indenture; or

•	to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
provided that any such modification does not adversely affect any first mortgage bonds then outstanding.
We have reserved the right to amend the mortgage without the consent or action of any of the holders of first mortgage bonds created after November 30, 2012, to permit us to amend the mortgage without the consent of the holders of first mortgage bonds for any of the following additional purposes:

•	to add additional events of default under the mortgage for all or any series of first mortgage bonds;

•	to correct or amplify the description of the mortgaged property or to subject additional property to the lien of the mortgage;

•
to change, eliminate or add any provision to the mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

•	to provide for the procedures required for use of a non-certificated system of registration for the first mortgage bonds of all or any series;

•
to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.

Modification Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:

•
impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such first mortgage bond, on or after the respective due dates expressed in such first mortgage bond, or to institute suit for the enforcement of any such payment on or after such respective dates;

•
permit the creation of any lien ranking prior to or on a parity with the lien of the mortgage with respect to the mortgaged property, or permit the deprivation of any non-assenting holder of a first mortgage bond of a lien on the mortgaged property for the security of such holder’s first mortgage bonds (subject only to certain tax, assessment and governmental liens and certain prior liens); or

•	permit the reduction of the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification.
The mortgage provides that first mortgage bonds owned by us, for our benefit or by any affiliate of ours shall not be deemed outstanding for the purpose of certain votes, consents or quorums; provided that first mortgage bonds which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee its right to vote such first mortgage bonds and such pledgee is not our affiliate.
Any request, consent or vote of the owner of any first mortgage bond will bind every future holder and owner of that first mortgage bond and the holder and owner of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond.
Defaults and Notices Thereof
Defaults under the mortgage include:

1.	failure to pay the principal of any first mortgage bond after it is due and payable;

2.	failure to pay interest upon any first mortgage bond for a period of 30 days after it is due and payable;

3.	certain events of bankruptcy, insolvency or reorganization;

4.	defaults under a supplemental indenture; and

5.
the expiration of a period of 90 days after the mailing by the trustee to us of a written demand, or by the holders of 15% in principal amount of the first mortgage bonds at the time outstanding to us and the trustee of a written demand, that we perform a specified covenant or agreement in the mortgage or a first mortgage bond, which specified covenant or agreement we shall have failed to perform prior to such mailing, unless we during such period shall have performed such covenant or agreement or shall have in good faith commenced efforts to perform the same. The trustee may, and, if requested to do so in writing by the holders of a majority in principal amount of the first mortgage bonds outstanding, shall, make such demand.

The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if the trustee in good faith determines it is in the interests of the holders of first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to us and the trustee, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding first mortgage bonds;

(2)	the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest, if any, to the extent lawful, at the rate borne by the first mortgage bonds for which interest is overdue plus 1% per annum; and

(4)	all amounts due to the trustee under the mortgage.

Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustee shall be entitled to the appointment of a receiver for the mortgaged property, and is entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the trustee determines in good faith would involve the trustee in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. The trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•	the holder has previously given to the trustee written notice of a default under the mortgage;

•
the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered the trustee reasonable opportunity and indemnity satisfactory to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
We have reserved the right to amend the mortgage, without any consent or other action by the holders of any first mortgage bonds created after October 31, 2017, to revise the limitations described in the first sentence of the immediately preceding paragraph to apply to any proceeding or remedy under or with respect to the mortgage or the first mortgage bonds.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge of Mortgage
After we provide for the payment of all of the first mortgage bonds (including the New Bonds) and after paying all other sums due under the mortgage, the mortgage may be satisfied and discharged. The first mortgage bonds will be deemed to have been paid when money or Eligible Obligations (as defined below) sufficient to pay the first mortgage bonds (in the opinion of an independent accountant in the case of Eligible Obligations) at maturity or upon redemption have been irrevocably set apart or deposited with the trustee, provided that the trustee shall have received an opinion of counsel to the effect that the setting apart or deposit does not require registration under the Investment Company Act of 1940, does not violate any applicable laws and does not result in a taxable event with respect to the holders of the first mortgage bonds prior to the time of their right to receive payment. “Eligible Obligations” means obligations of the United States of America that do not permit the redemption thereof at the issuer’s option.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:

•
(a) the surviving or successor entity to such merger or consolidation has authority to carry on the energy, fuel, water or steam business, or (b) the successor entity which acquires by conveyance or transfer or which leases our mortgaged property as, or substantially as, an entirety, is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;

•
such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustee and the holders of first mortgage bonds;

•	the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage;

•	immediately after giving effect to such transaction, no default under the mortgage shall have occurred and be continuing; and

•
in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.

In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, the successor entity would be substituted for us under the mortgage, but we would not be released and discharged from our obligations on the first mortgage bonds then outstanding.
However, we have reserved the right to amend the mortgage without the consent or other action of the holders of any of the first mortgage bonds created after November 30, 2012, to provide that, if we transfer as an entirety all or substantially all of our mortgaged property to a successor, the successor will assume all of our obligations under the mortgage and we may be released from all such obligations.
The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
The mortgage provides:

(1)
that a statutory merger pursuant to which our assets and liabilities are allocated to one or more entities shall not be considered to be a merger subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all of our assets and liabilities are allocated to an entity other than us and we do not survive such statutory merger; in all other cases of a statutory merger pursuant to which any mortgaged property is allocated to one or more entities other than us, each allocation of any mortgaged property to an entity other than us shall be deemed, for purposes of the mortgage, to be a transfer of such mortgaged property to such entity and not a merger;

(2)
that any conveyance, transfer or lease of any of our properties where we retain mortgaged property with a fair value in excess of 143% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a purchase money lien that ranks equally with, or senior to, the first mortgage bonds with respect to the mortgaged property, shall not be deemed to be a conveyance, transfer or lease of all or substantially all of our mortgaged property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select; and

(3)	that, in the case of a consolidation or merger after the consummation of which we would be the surviving or resulting entity, unless we otherwise provide in a supplemental indenture to the mortgage, the lien of the mortgage will generally not cover any of the properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to those properties.
Release of Obligations under New Bonds upon Transfer of All or Substantially All Mortgaged Property
If we transfer as an entirety all or substantially all of our mortgaged property to a successor, the successor will assume all of our obligations under the New Bonds and we may be released of all such obligations.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, without any other or further action by any holder of such New Bonds, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The trustee will be The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
So long as no event of default or event that, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.
Purchases of the New Bonds within the DTC system must be made through participants, who will receive a credit for the New Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Bonds of a series, except if use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date.
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Bonds.

DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event or if an event of default with respect to a series of New Bonds has occurred and is continuing, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;

•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters’ compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bond so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the 2017 Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, as to matters of Mississippi law, and Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Certain legal matters with respect to the offering of the New Bonds will be passed on for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters. Morgan, Lewis & Bockius LLP may rely on the opinion of Wise Carter Child & Caraway, Professional Association, as to matters of Mississippi law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP, as to matters of Texas law relevant to its opinion.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Filing Fees-Securities and Exchange Commission:
Registration Statement	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Fees of Companies’ Counsel		*
Fees of Entergy Services, LLC		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*
Total Expenses	$	*
__________________
+In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee for the securities covered by this registration statement.
*Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.
Item 15. Indemnification of Directors and Officers.
ENTERGY CORPORATION
Entergy Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Entergy Corporation’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Entergy Corporation’s Restated Certificate of Incorporation further provides that it shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Entergy Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by Entergy Corporation’s Restated Certificate of Incorporation also includes the right to be paid by Entergy Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Entergy Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers.
ENTERGY ARKANSAS, LLC
Entergy Arkansas, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Arkansas, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Arkansas, LLC’s Amended and Restated Certificate of Formation and Amended and Restated Company Agreement, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY LOUISIANA, LLC
Entergy Louisiana, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Louisiana, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Louisiana, LLC’s Certificate of Formation, as amended, and Company Agreement, as amended, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY MISSISSIPPI, LLC
Entergy Mississippi, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Mississippi, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Mississippi, LLC’s Amended and Restated Certificate of Formation and its Amended and Restated Company Agreement, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY TEXAS, INC.
Entergy Texas has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Texas’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Texas’s Certificate of Formation and By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.
SYSTEM ENERGY RESOURCES, INC.
System Energy Resources has insurance covering its expenditures that might arise in connection with our lawful indemnification of its directors and officers for certain of their liabilities and expenses. System Energy Resources’ directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under System Energy Resources’ Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
Item 16. Exhibits.
See the Exhibit Index at the end of this registration statement.
Item 17. Undertakings.
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description of Exhibit
*1.01	Form of Underwriting Agreement relating to the Entergy Corporation debt securities (1.01 to Form S-3 in 333-169315).
1.02	Form of Underwriting Agreement relating to the Entergy Arkansas, LLC first mortgage bonds.
*1.03	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (1.08 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07).
*1.04	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC first mortgage bonds (1.01 to Form S-3 in 333-159158).
1.05	Form of Underwriting Agreement relating to the Entergy Mississippi, LLC first mortgage bonds.
*1.06	Form of Underwriting Agreement relating to the Entergy Texas, Inc. first mortgage bonds (1.01 to Form S-3 in 333-153442).
*1.07	Form of Underwriting Agreement relating to the System Energy Resources, Inc. first mortgage bonds (1.01 to Form S-3 in 333-156718).
+1.08	Form of Underwriting Agreement relating to Entergy Corporation common stock.
*4.01	Indenture of Entergy Corporation (for Unsecured Debt Securities), dated as of September 1, 2010 (4.01 to Form 8-K filed September 16, 2010 in 1-11299).
*4.02	Officer’s Certificate establishing the terms of Entergy Corporation’s 5.125% Senior Notes (4.02(b) to Form 8-K filed September 16, 2010 in 1-11299).
*4.03	Officer’s Certificate establishing the terms of Entergy Corporation’s 4.50% Senior Notes (4(a)(7) to Form 10-K for the year ended December 31, 2013 in 1-11299).
*4.04	Officer’s Certificate establishing the terms of Entergy Corporation’s 4.0% Senior Notes (4.02 to Form 8-K filed July 1, 2015 in 1-11299).
*4.05	Officer’s Certificate establishing the terms of Entergy Corporation’s 2.95% Senior Notes (4.02 to Form 8-K filed August 19, 2016 in 1-11299).
*4.06
Mortgage and Deed of Trust of Entergy Arkansas, LLC (as successor to Entergy Arkansas, Inc.), dated as of October 1, 1944, as amended by the following Supplemental Indentures: (7(d) in 2-5463 (Mortgage); 7(b) in 2-7121 (First); 4(a)-7 in 2-10261 (Seventh); 2(b)-10 in 2-15767 (Tenth); 2(c) in 2-28869 (Sixteenth); 2(c) in 2-35107 (Eighteenth); 2(d) in 2-36646 (Nineteenth); 2(c) in 2-39253 (Twentieth); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Thirtieth); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Thirty-first); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Thirty-ninth); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Forty-first); 4(d)(2) in 33-54298 (Forty-sixth); C-2 to Form U5S for the year ended December 31,1995 (Fifty-third); 4.06 to Form 8-K filed October 8, 2010 in 1-10764 (Sixty-ninth); 4.06 to Form 8-K filed November 12, 2010 in 1-10764 (Seventieth); 4.06 to Form 8-K filed December 13, 2012 in 1-10764 (Seventy-first); 4(e) to Form 8-K filed January 9, 2013 in 1-10764 (Seventy-second); 4.06 to Form 8-K filed May 30, 2013 in 1-10764 (Seventy-third); 4.06 to Form 8-K filed June 4, 2013 in 1-10764 (Seventy-fourth); 4.05 to Form 8-K filed March 14, 2014 in 1-10764 (Seventy-sixth); 4.05 to Form 8-K filed December 9, 2014 in 1-10764 (Seventy-seventh); 4.05 to Form 8-K filed January 8, 2016 in 1-10764 (Seventy-eighth); 4.05 to Form 8-K filed August 16, 2016 in 1-10764 (Seventy-ninth); 4(a) to Form 10-Q for the quarter ended September 30, 2018 in 1-10764 (Eightieth); and 4.1 to Form 8-K filed December 3, 2018 in 1-10764 (Eighty-first)).

*4.07
Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015 (4.38 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07), as amended by the following Supplemental Indentures (4(f) to Form 8-K filed March 18, 2016 in 1-32718 (First); 4.40 to Form 8-K filed March 24, 2016 in 1-32718 (Second); 4(h) to Form 10-Q for quarter ended March 31, 2016 in 1-32718 (Fourth); 4.40 to Form 8-K filed May 19, 2016 in 1-32718 (Fifth); 4.40 to Form 8-K filed August 17, 2016 in 1-32718 (Sixth); 4.41 to Form 8-K filed October 4, 2016 in 1-32718 (Seventh); 4.41 to Form 8-K filed May 23, 2017 in 1-32718 (Eighth); 4.41 to Form 8-K filed March 23, 2018 in 1-32718 (Ninth); and 4.41 to Form 8-K filed August 14, 2018 in 1-32718 (Tenth)).

*4.08
Officer’s Certificate 1-B-1, dated March 18, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of the Collateral Trust Mortgage Bonds, LPFA 2016A Series and Collateral Trust Mortgage Bonds, LPFA 2016B Series (4(e) to Form 8-K filed March 18, 2016 in 1-32718).

*4.09
Officer’s Certificate 2-B-2, dated March 17, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 3.25% Series (4.39 to Form 8-K filed March 24, 2016 in 1-32718).

*4.10
Officer’s Certificate 4-B-4, dated March 17, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 3.05% Series (4.39 to Form 8-K filed May 19, 2016 in 1-32718).

*4.11
Officer’s Certificate 6-B-5, dated August 10, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 4.875% Series (4.39 to Form 8-K filed August 17, 2016 in 1-32718).

*4.12
Officer’s Certificate 7-B-6, dated September 28, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 2.40% Series (4.40 to Form 8-K filed October 4, 2016 in 1-32718).

*4.13
Officer’s Certificate 8-B-7, dated May 17, 2017, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 3.12% Series (4.40 to Form 8-K filed May 23, 2017 in 1-32718).

*4.14
Officer’s Certificate 10-B-8, dated March 20, 2018, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 4.00% Series (4.40 to Form 8-K filed March 23, 2018 in 1-32718).

*4.15
Officer’s Certificate 12-B-9, dated August 8, 2018, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 4.20% Series (4.40 to Form 8-K filed August 14, 2018 in 1-32718).

*4.16
Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended by the following Supplemental Indentures: (7-A-9 in Registration No. 2-6893 (Seventh); 4(d)15 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Eighteenth); 2-A-8 in Registration No. 2-66612 (Thirty-eighth); 4(b) to Form 10-Q for the quarter ended March 31,1999 in 1-27031 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended September 30, 2009 in 0-20371 (Seventy-seventh); 4.07 to Form 8-K filed October 1, 2010 in 0-20371 (Seventy-eighth); 4.07 to Form 8-K filed July 1, 2014 in 0-20371 (Eighty-first); 4.2 to Form 8-K12B filed October 1, 2015 in 1-32718 (Eighty-second); 4.3 to Form 8-K12B filed October 1, 2015 in 1-32718 (Eighty-third); 4.42 to Form 8-K filed March 24, 2016 in 1-32718 (Eighty-fourth); 4.42 to Form 8-K filed May 19, 2016 in 1-32718 (Eighty-fifth); 4.42 to Form 8-K filed August 17, 2016 in 1-32718 (Eighty-sixth); 4.42 to Form 8-K filed October 4, 2016 in 1-32718 (Eighty-seventh); 4.42 to Form 8-K filed May 23, 2017 in 1-32718 (Eighty-eighth); 4.42 to Form 8-K filed March 23, 2018 in 1-32718 (Eighty-ninth); and 4.42 to Form 8-K filed August 14, 2018 in 1-32718 (Ninetieth)).

*4.17
Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944 (7(d) in 2-5317), as amended by the following Supplemental Indentures: 7(b) in 2-7408 (First); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Sixth); 2(c) in 2-34659 (Twelfth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Thirteenth); 2(b)-2 in 2-38378 (Fourteenth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Twenty-first); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Twenty-fifth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Twenty-ninth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Forty-second); A-2(a) to Rule 24 Certificate dated April 4, 1996 in 70-8487 (Fifty-first); B-4(i) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-third); B-4(ii) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-fourth); 4(a) to Form 10-Q for the quarter ended September 30, 2008 in 1-32718 (Sixty-fifth); 4(e)1 to Form 10-K for the year ended December 31, 2009 in 1-132718 (Sixty-sixth); 4.08 to Form 8-K filed September 24, 2010 in 1-32718 (Sixty-eighth); 4.08 to Form 8-K filed March 24, 2011 in 1-32718 (Seventy-first); 4(a) to Form 10-Q for the quarter ended June 30, 2011 in 1-32718 (Seventy-second); 4.08 to Form 8-K filed July 3, 2012 in 1-32718 (Seventy-fifth); 4.08 to Form 8-K filed December 4, 2012 in 1-32718 (Seventy-sixth); 4.08 to Form 8-K filed May 21, 2013 in 1-32718 (Seventy-seventh); 4.08 to Form 8-K filed August 23, 2013 in 1-32718 (Seventy-eighth); 4.08 to Form 8-K filed June 24, 2014 in 1-32718 (Seventy-ninth); 4.08 to Form 8-K filed July 1, 2014 in 1-32718 (Eightieth); 4.08 to Form 8-K filed November 21, 2014 (Eighty-first); 4.1 to Form 8-K12B filed October 1, 2015 (Eighty-second); 4(g) to Form 8-K filed March 18, 2016 in 1-32718 (Eighty-third); 4.33 to Form 8-K filed March 24, 2016 in 1-32718 (Eighty-fourth); 4.33 to Form 8-K filed August 17, 2016 in 1-32718 (Eighty-sixth); 4.43 to Form 8-K filed October 4, 2016 in 1-32718 (Eighty-seventh); 4.43 to Form 8-K filed May 23, 2017 in 1-32718 (Eighty-eighth); 4.43 to Form 8-K filed March 23, 2018 in 1-32718 (Eighty-ninth); and 4.43 to Form 8-K filed August 14, 2018 in 1-32718 (Ninetieth)).

*4.18
Mortgage and Deed of Trust, dated as of February 1, 1988, of Entergy Mississippi, LLC, as amended by the following Supplemental Indentures: (A-2(a)-2 to Rule 24 Certificate in 70-7461 (Mortgage); A-2(e) to Rule 24 Certificate dated January 22, 1993 in 70-7914 (Sixth); A-2(c) to Rule 24 Certificate dated May 12, 1999 in 70-8719 (Thirteenth); 4(b) to Form 10-Q for the quarter ended June 30, 2009 in 1-31508 (Twenty-sixth); 4.38 to Form 8-K dated December 11, 2012 in 1-31508 (Thirtieth); 4.05 to Form 8-K dated March 21, 2014 in 1-31508 (Thirty-first); 4.05 to Form 8-K dated May 13, 2016 in 1-31508 (Thirty-second); 4.16 to Form 8-K dated September 15, 2016 in 1-31508 (Thirty-third); 4.16 to Form 8-K filed November 17, 2017 (Thirty-fourth); 4.1 to Form 8-K filed November 20, 2018 in 1-31508 (Thirty-fifth); and 4.1 to Form 8-K dated December 3, 2018 in 1-31508 (Thirty-sixth).

*4.19	Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., dated as of October 1, 2008 (4(h)2 to Form 10-K for the year ended December 31, 2008 in 0-53134).

*4.20
Officer’s Certificate No. 1-B-1 dated January 27, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 7.125% Series (4(h)3 to Form 10-K for the year ended December 31, 2008 in 0-53134).

*4.21
Officer’s Certificate No. 5-B-4 dated as of September 7, 2011, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 4.10% Series (4.40 to Form 8-K filed September 13, 2011 in 1-34360).

*4.22
Officer’s Certificate No. 7-B-5 dated as of May 13, 2014, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 5.625% Series (4(g)4 to Form 10-K for year ended December 31, 2018 in 1-34360).

*4.23
Officer’s Certificate No. 8-B-6 dated May 18, 2015, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 5.5% Series (4.40 to Form 8-K filed May 21, 2015 in 1-34360).

*4.24
Officer’s Certificate No. 9-B-7 dated March 8, 2016, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 2.55% Series (4.40 to Form 8-K filed March 11, 2016 in 1-34360).

*4.25
Officer’s Certificate No. 10-B-8 dated as of November 14, 2017, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 3.45% Series (4.48 to Form 8-K filed November 17, 2017 in 1-34360).

*4.26
Mortgage and Deed of Trust of System Energy Resources, Inc., dated as of June 15, 1977, as amended and restated by the Twenty-fourth Supplemental Indenture (4.42 to Form 8-K filed September 25, 2012 in 1-9067).

*4.27	Availability Agreement, dated June 21, 1974, among System Energy Resources, Inc. and certain other System companies (10(b)1 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.28	First Amendment to Availability Agreement, dated as of June 30, 1977 (10(b)2 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.29	Second Amendment to Availability Agreement, dated as of June 15, 1981 (10(b)3 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.30	Third Amendment to Availability Agreement, dated as of June 28, 1984 (10(b)4 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.31	Fourth Amendment to Availability Agreement, dated as of June 1, 1989 (10(b)5 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.32
Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2012, among System Energy Resources, Inc., Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, and Entergy New Orleans, LLC, and The Bank of New York Mellon, as Trustee (10(a)15 to Form 10-K for the year ended December 31, 2012 in 1-11299).

*4.33
Amendment to Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 18, 2015, among System Energy Resources, Inc., Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, and Entergy New Orleans, LLC, and The Bank of New York Mellon, as Trustee (4.25 to Post-Effective Amendment No. 2 to Form S-3 in 333-190911-07).

*4.34	Capital Funds Agreement, dated June 21, 1974, between Entergy Corporation and System Energy Resources, Inc. (10(b)8 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.35
First Amendment to Capital Funds Agreement, dated as of June 1, 1989, between Entergy Corporation and System Energy Resources, Inc. (10(b)1 to Form 10-K for the year ended December 31, 2017 in 1-9067).

*4.36
Thirty-seventh Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 2012, among Entergy Corporation, System Energy Resources, Inc., and The Bank of New York Mellon, as Trustee (10(a)19 to Form 10-K for the year ended December 31, 2012 in 1-11299).

**4.37	Form of Indenture relating to Entergy Corporation junior subordinated debentures (4.56 to Post-Effective Amendment No. 3 to Form S-3 in this file).
*4.38	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Corporation debt securities (4.02 to Form S-3 in 333-169315).
4.39	Form of Supplemental Indenture relating to the Entergy Arkansas, LLC first mortgage bonds.
*4.40
Form of Officer’s Certificate establishing the terms of one or more series of Entergy Louisiana, LLC collateral trust mortgage bonds under the Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015 (4.39 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07).

*4.41
Form of Supplemental Indenture relating to collateral trust mortgage bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015 (4.40 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07).

*4.42
Form of Supplemental Indenture relating to Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended. (4.42 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07).

*4.43
Form of Supplemental Indenture relating to Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended. (4.33 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07).

**4.44
Form of Supplemental Indenture relating to First Mortgage Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended (previously filed as Exhibit 4.44 to Form S-3 in this file).

*4.45
Form of Supplemental Indenture relating to First Mortgage Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended (4.43 to Post-Effective Amendment No. 4 to Form S-3 in 333-190911-07).

4.46	Form of Supplemental Indenture relating to the Entergy Mississippi, LLC first mortgage bonds.
*4.47	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Texas, Inc. first mortgage bonds (4.02 to Form S-3 in 333-153442).
**4.48	Form of Officer’s Certificate establishing the terms of one or more series of System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 4.49 to Form S-3 in this file).
**4.49	Form of Supplemental Indenture relating to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 4.50 to Form S-3 in this file).
*4.50	Form of Assignment of Availability Agreement, Consent and Agreement (4.11 to Form S-3 in 333-156718).
*4.51	Form of Supplementary Capital Funds Agreement and Assignment (4.19 to Form S-3 in 333-156718).
**5.01	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Corporation securities (previously filed as Exhibit 5.01 to Post-Effective Amendment No. 3 to Form S-3 in this file).
5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Arkansas, LLC first mortgage bonds.
5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Entergy Arkansas, LLC first mortgage bonds.
5.04	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Arkansas, LLC first mortgage bonds.
**5.05	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed as Exhibit 5.04 to Form S-3 in this file).
**5.06
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, LLC, with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed as Exhibit 5.05 to Form S-3 in this file).

**5.07	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed as Exhibit 5.06 to Form S-3 in this file).
**5.08
Opinion of Morgan, Lewis & Bockius LLP with respect to first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926, as amended (previously filed as Exhibit 5.07 to Form S-3 in this file).

**5.09
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, LLC, with respect to first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926, as amended (previously filed as Exhibit 5.08 to Form S-3 in this file).

**5.10
Opinion of Duggins Wren Mann & Romero, LLP, with respect to first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926, as amended (previously filed as Exhibit 5.09 to Form S-3 in this file).

**5.11
Opinion of Morgan, Lewis & Bockius LLP with respect to first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944, as amended (previously filed as Exhibit 5.10 to Form S-3 in this file).

**5.12
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, LLC, with respect to first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944, as amended (previously filed as Exhibit 5.11 to Form S-3 in this file).

**5.13
Opinion of Duggins Wren Mann & Romero, LLP, with respect to first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944, as amended (previously filed as Exhibit 5.12 to Form S-3 in this file).

5.14	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Mississippi, LLC first mortgage bonds.

5.15	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Mississippi, LLC first mortgage bonds.
**5.16	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.17 to Form S-3 in this file).
**5.17	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.18 to Form S-3 in this file).
**5.19	Opinion of Morgan, Lewis & Bockius LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.18 to Form S-3 in this file).
**5.20	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.19 to Form S-3 in this file).
**5.21	Opinion of Friday, Eldredge & Clark, LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.20 to Form S-3 in this file).
*23.01
Consent of Deloitte & Touche LLP with respect to Entergy Corporation, Entergy Louisiana, LLC, Entergy Texas, Inc. and System Energy Resources, Inc. (filed as Exhibit 23(a) to annual report on Form 10-K for the year ended December 31, 2017 in File Nos. 1-11299. 1-32718, 1-34360 and 1-09067).

23.02	Consent of Deloitte & Touche LLP with respect to Entergy Arkansas, LLC.
23.03	Consent of Deloitte & Touche LLP with respect to Entergy Mississippi, LLC.
**23.04	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Corporation securities (included in Exhibit 5.01 hereto).
23.05	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Arkansas, LLC first mortgage bonds (included in Exhibit 5.02 hereto).
23.06	Consent of Friday, Eldredge & Clark, LLP, with respect to its Opinion relating to the Entergy Arkansas, LLC first mortgage bonds (included in Exhibit 5.03 hereto).
23.07	Consent of Duggins Wren Mann & Romero, LLP with respect to its Opinion relating to the Entergy Arkansas, LLC first mortgage bonds (included in Exhibit 5.04 hereto).
**23.08	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.05 hereto).
**23.09
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, LLC, with respect to his Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.06 hereto).

**23.10	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.07 hereto).
**23.11
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926 (included in Exhibit 5.08 hereto).

**23.12
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, LLC, with respect to his Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926 (included in Exhibit 5.09 hereto).

**23.13
Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926 (included in Exhibit 5.10 hereto).

**23.14
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944 (included in Exhibit 5.11 hereto).

**23.15
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, LLC, with respect to his Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944 (included in Exhibit 5.12 hereto).

**23.16
Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944 (included in Exhibit 5.13 hereto).

23.17	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Mississippi, LLC first mortgage bonds (included in Exhibit 5.14 hereto).
23.18	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Mississippi, LLC first mortgage bonds (included in Exhibit 5.15 hereto).
**23.19	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.16 hereto).
**23.20	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.17 hereto).

**23.21	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.18 hereto).
**23.22	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.19 hereto).
**23.23	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.20 hereto).
**24.01	Power of Attorney of certain officers and directors of Entergy Corporation (previously filed - included on pages S-1 and S-2 of Form S-3 in this file).
24.02	Power of Attorney of certain officers and directors of Entergy Arkansas, LLC (included on pages S-3 and S-4 hereof).
**24.03	Power of Attorney of certain officers and directors of Entergy Louisiana, LLC (previously filed - included on pages S-5 and S-6 of Form S-3 in this file).
24.04	Power of Attorney of certain officers and directors of Entergy Mississippi, LLC (included on pages S-7 and S-8 hereof).
**24.05	Power of Attorney of certain officers and directors of Entergy Texas, Inc. (previously filed - included on pages S-13 and S-14 of Form S-3 in this file).
**24.06	Power of Attorney of certain officers and directors of System Energy Resources, Inc. (previously filed - included on pages S-15 and S-16 of Form S-3 in this file).
**25.01
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee in respect of the debt securities of Entergy Corporation (previously filed as Exhibit 25.01 to Form S-3 in this file).

25.02
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Corporate Trustee in respect of Entergy Arkansas, LLC Mortgage and Deed of Trust, dated as of October 1, 1944, as amended.

25.03
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Co-Trustee in respect of Entergy Arkansas, LLC Mortgage and Deed of Trust, dated as of October 1, 1944, as amended.

**25.04
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Indenture, dated as of November 1, 2015, as amended (previously filed as Exhibit 25.04 to Form S-3 in this file).

**25.05
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Indenture of Mortgage dated September 1, 1926, as amended (previously filed as Exhibit 25.05 to Form S-3 in this file).

**25.06
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Mortgage and Deed of Trust dated as of April 1, 1944, as amended (previously filed as Exhibit 25.06 to Form S-3 in this file).

25.07
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Mississippi, LLC Mortgage and Deed of Trust dated as of February 1, 1988, as amended.

**25.08
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Texas, Inc. Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008, as amended (previously filed as Exhibit 25.09 to Form S-3 in this file).

**25.09
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of System Energy Resources, Inc. Mortgage and Deed of Trust, dated as of June 15, 1977, as amended (previously filed as Exhibit 25.10 to Form S-3 in this file).

**99.01	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Corporation (previously filed as Exhibit 12.01 to Form S-3 in this file).
*99.02	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC (12(b) to Form 10-Q for the quarter ended June 30, 2016 in 1-32718).
**99.03
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC for the six months ended June 30, 2016 and June 30, 2015 (previously filed as Exhibit 12.05 to Form S-3 in this file).

*99.04	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. (12(e) to Form 10-Q for the quarter ended June 30, 2016 in 1-34360).
**99.05
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. for the six months ended June 30, 2016 and June 30, 2015 (previously filed as Exhibit 12.11 to Form S-3 in this file).

*99.06	Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. (12(f) to Form 10-Q for the quarter ended June 30, 2016 in 1-09067).

**99.07
Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. for the six months ended June 30, 2016 and June 30, 2015 (previously filed as Exhibit 12.13 to Form S-3 in this file).

___________________

*	Incorporated by reference.

**	Previously filed in this registration statement.

+	To be filed by amendment or pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 6, 2018.

ENTERGY CORPORATION
By: /s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Leo P. Denault	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 6, 2018

*
Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 6, 2018

*
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 6, 2018

John R. Burbank	Director	December 6, 2018

*
Patrick J. Condon	Director	December 6, 2018

*
Kirkland H. Donald	Director	December 6, 2018

*
Philip L. Frederickson	Director	December 6, 2018

*
Alexis M. Herman	Director	December 6, 2018

*
Donald C. Hintz	Director	December 6, 2018

*
Stuart L. Levenick	Director	December 6, 2018

*
Blanche L. Lincoln	Director	December 6, 2018

*
Karen A. Puckett	Director	December 6, 2018

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Arkansas, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 6, 2018.

ENTERGY ARKANSAS, LLC
By: /s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below, constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Alyson M. Mount, and Steven C. McNeal, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laura R. Landreaux
Laura R. Landreaux	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2018

/s/ Andrew S. Marsh
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 6, 2018

/s/ Alyson M. Mount
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 6, 2018

/s/ Paul D. Hinnenkamp
Paul D. Hinnenkamp	Director	December 6, 2018

/s/ Roderick K. West
Roderick K. West	Director	December 6, 2018

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Louisiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 6, 2018.

ENTERGY LOUISIANA, LLC

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Phillip R. May, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2018

*
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 6, 2018

*
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 6, 2018

*
Paul D. Hinnenkamp	Director	December 6, 2018

*
Roderick K. West	Director	December 6, 2018

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Mississippi, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 6, 2018.

ENTERGY MISSISSIPPI, LLC

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Alyson M. Mount, and Steven C. McNeal, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haley R. Fisackerly
Haley R. Fisackerly	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2018

/s/ Andrew S. Marsh
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 6, 2018

/s/ Alyson M. Mount
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 6, 2018

/s/ Paul D. Hinnenkamp
Paul D. Hinnenkamp	Director	December 6, 2018

/s/ Roderick K. West
Roderick K. West	Director	December 6, 2018

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Texas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 6, 2018.

ENTERGY TEXAS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Sallie T. Rainer	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2018

*
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 6, 2018

*
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 6, 2018

*
Paul D. Hinnenkamp	Director	December 6, 2018

*
Roderick K. West	Director	December 6, 2018

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, System Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 6, 2018.

SYSTEM ENERGY RESOURCES, INC.

By:	/s/ Steven C. McNeal Steven C. McNeal Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Roderick K. West	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2018

*
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 6, 2018

*
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 6, 2018

*
A. Christopher Bakken, III	Director	December 6, 2018

/s/ Steven C. McNeal Steven C. McNeal	Director	December 6, 2018

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact